Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Reports Second Quarter 2012 Results

Q2 2012 GAAP Revenue of $596 Million, Non-GAAP Revenue of $651 Million

SAN JOSE, Calif., Aug. 8, 2012 – SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2012 second quarter ended July 1, 2012.

($ Millions except per-share data)	2nd Quarter 2012		1st Quarter 2012		2nd Quarter 2011
GAAP revenue	$595.9	(1)	$494.1	(1)	$592.3
GAAP gross margin	12.3%		9.2%		3.3%
GAAP net loss	($84.2	)(2)	($74.5	)(2)	($147.9	)(2)
GAAP net loss per diluted share	($0.71	)(2)	($0.67	)(2)	($1.51	)(2)
Non-GAAP gross margin(3)	15.1%		12.7%		12.5%
Non-GAAP net income (loss) per diluted share(3)	$0.08		($0.12)		($0.19)
Megawatts produced	257		288		205

(1)	GAAP revenue excludes $54.8 million and $86.2 million for the second quarter of fiscal 2012 and the first quarter of fiscal 2012, respectively, in revenue related to the construction of utility power plant projects and construction activities. See details in the non-GAAP measure disclosure included in this press release.
(2)	GAAP results include approximately $90.6 million and $54.0 million for the second quarter of fiscal 2012 and the first quarter of fiscal 2012, respectively, in net, pre-tax charges and adjustments excluded from non-GAAP results. Q2 2011 GAAP results include pre-tax charges and adjustments, net of approximately $102.1 million excluded from non-GAAP results.
(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“Our second quarter 2012 results reflect the success of our diversified end market strategy and good execution on both our technology and cost roadmaps, all enabling us to exceed our margin and earnings targets for the quarter,” said Tom Werner, SunPower president and CEO. “In North America, our utility and power plants group again outperformed as we met our second-quarter project commitments and remain ahead of plan for our 250-megawatt (MW) California Valley Solar Ranch (CVSR) project for NRG Energy. In the North American residential segment, we increased our leading market share, doubling the number of signed leases in the second quarter compared to the first quarter. Europe remains a very challenging market and we are looking at a number of strategies to improve our long term performance in the region. In Asia, demand in Japan remains strong and we are well positioned for future growth through our partnership with Toshiba.

“Operationally, we had a very strong quarter related to cost reduction as our blended cost per watt declined more than 10 percent sequentially as we benefitted from higher yields, further execution on our manufacturing step reduction program and lower raw material costs. As a result, we are accelerating our fourth-quarter blended panel cost per watt goal by more than 10 percent and expect to achieve a cost per watt of less than $0.75 on an efficiency adjusted basis on our lowest cost solar panels as we exit 2012, a full year ahead of schedule. Additionally, the commercial production of our Maxeon® Gen 3 solar cell technology, with efficiencies of up to 24 percent, is on track and we are increasing shipments of our 21 percent efficiency panel to customers.

“We firmly believe that by effectively managing our assets, driving new market development, controlling operating expenses and investing in areas that offer us the greatest returns, we will be in a leading market position when the industry exits its current transition phase,” concluded Werner.

Key milestones achieved by the company since the first quarter of 2012 include:

•	Beat cost per watt target for the quarter, lowering fourth quarter 2012 forecast by more than 10 percent

•	Signed a 6-MW SunPower® C7 Tracker deployment agreement with a U.S. utility for first half of 2013 construction

•	Finalized agreement with Citi and Credit Suisse for $325 million in lease financing capacity

•	Expanded residential lease program to 225 dealers – more than 10,000 leases signed to date

•	Installed more than 30 percent of 250-MW CVSR power plant for NRG Energy

•	Sold 25-MW McHenry Solar Project to K Road Power, 25-year power purchase agreement with Modesto Irrigation District

•	Extended current supplier agreement with Toshiba for the Japanese market

“We prudently managed our balance sheet and working capital during the quarter as we reduced inventory and lowered our expenses,” said Chuck Boynton, SunPower CFO. “Looking forward, we continue to drive cost reduction initiatives and invest in our industry leading technology while leveraging our partnership with Total for emerging market development.”

Second quarter fiscal 2012 GAAP results include pre-tax charges, expenses and adjustments totaling approximately $90.6 million, including a $14.9 million gross margin adjustment related to the timing of revenue recognition from utility power plant projects and construction activities, $44.5 million in restructuring charges related to the company’s consolidation of its Philippines manufacturing operations, $22.3 million in stock-based compensation, non-cash interest expense and amortization of intangible expenses, $4.6 million related to charges on manufacturing step reduction program, $3.0 million of restructuring charges related to December 2011 Restructuring Plan, and $1.3 million related to acquisition and integration costs. These charges are excluded from the company’s non-GAAP results. Additionally, second-quarter GAAP results exclude an adjustment of approximately $54.8 million in revenue related to GAAP real estate accounting requirements.

2012 Financial Outlook

The company’s third quarter 2012 consolidated non-GAAP guidance is as follows: revenue of $550 million to $625 million, gross margin of 10 percent to 12 percent, earnings per diluted share loss of ($0.20) to ($0.05), capital expenditures of $25 million to $30 million and MW recognized in the range of 250 MW to 275 MW. On a GAAP basis, the company expects revenue of $545 million to $620 million, gross margin of 8 percent to 10 percent and net loss per diluted share of ($0.25) to ($0.10).

For fiscal year 2012, the company expects non-GAAP revenue of $2.6 billion to $2.8 billion, GAAP revenue of $2.4 billion to $2.6 billion and MW recognized to be in the range of 900 MW to 1,050 MW. SunPower remains committed to achieving break even or better non-GAAP profitability and a year-end unrestricted cash balance of more than $300 million, while investing in cost reduction initiatives.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its second quarter 2012 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements -

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “well positioned,” “goal,” “expect to,” “on track,” “continuing to,” “will,” “believe,” “forecast,” “agreement,” “looking forward,” “outlook,” “guidance,” “expects,” “committed to,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding: (a) being well position for future growth in Japan; (b) reducing cost per watt goal to achieve $0.75 cost per watt target on an efficiency adjusted basis on SunPower’s lowest cost solar panels; (c) commercial production of the Maxeon Gen 3 solar cell technology on track and increasing shipment on 21 percent efficient panels; (d) exiting the current industry transition in a leading market position; (e) being able to deploy the 6-MW SunPower C7 Tracker project for first half of 2013 construction; (f) continuing to leverage Total for emerging market development; (g) forecasted GAAP and non-GAAP Q3 2012 revenues, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income/loss per diluted share, capital expenditures and MW recognized, and forecasted GAAP and non-GAAP revenues and MW recognized for fiscal 2012; and (h) commitment to break even or better non-GAAP profitability in 2012 and year end unrestricted cash balance of $300 million. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) increasing supply and competition in the industry and lower average selling prices, impact on gross margins, and any revaluation of inventory as a result of decreasing ASP or reduced demand;(ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments or write off to our intangible assets, project assets, long-lived assets and goodwill; (iii) the company’s ability to meet its cost reduction plans and reduce it operating expenses; (iv) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (v) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vi) the company’s ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes; (vii) the company’s ability to increase or sustain its growth rate; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (ix) timeline for revenue recognition and impact on the company’s operating results; (x) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants, including the company’s success in completing the design, construction and maintenance of CVSR and the 601 MW power plant project; (xi) fluctuations in the company’s operating results and its unpredictability; (xii) the availability of financing arrangements for the company’s projects and the company’s customers; (xiii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies from the Tenesol acquisition; (xiv) success in achieving cost reduction, and the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise;(xvii) the company’s ability to achieve the expected benefits from its relationship with Total; (xviii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; (xix) the company’s ability to protect its intellectual property; (xx) the company’s exposure to foreign exchange, credit and interest rate risk; (xxi) possible impairment or write off of goodwill, intangible assets, long-lived assets and project assets; (xxii) the success of our residential lease program; (xxiii) the accuracy of assumptions and compliance with treasury grant guidance and timing and amount of cash grant; (xxiv) possible consolidation of the joint venture AUO SunPower; and (xxv) other risks described in the company’s Annual Report on Form 10-K for the year ended January 1, 2012, Quarterly Report on Form 10-Q for the quarter ended April 1, 2012 and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Jul. 1, 2012	Jan. 1, 2012
		(1)
ASSETS
Cash and cash equivalents	$366,250	$725,618
Restricted cash and cash equivalents	27,934	79,555
Investments	9,383	9,145
Accounts receivable, net	272,972	438,633
Costs and estimated earnings in excess of billings	68,590	54,854
Inventories	449,950	445,501
Advances to suppliers	345,842	327,521
Prepaid expenses and other assets	831,427	679,700
Property, plant and equipment, net	650,280	628,769
Project assets—plants and land	98,552	58,857
Goodwill and other intangible assets, net	64,302	70,977

Total assets	$3,185,482	$3,519,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$416,187	$441,655
Accrued and other liabilities	392,478	415,530
Billings in excess of costs and estimated earnings	145,661	170,828
Bank loans and other debt	404,352	366,395
Convertible debt	430,633	619,978
Customer advances	234,114	230,019

Total liabilities	2,023,425	2,244,405
Stockholders’ equity	1,162,057	1,274,725

Total liabilities and stockholders’ equity	$3,185,482	$3,519,130

(1)	As adjusted to reflect the balances of Tenesol S.A. as of January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1, 2012	Apr. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Jul. 3, 2011
Revenue:
AMERICAS	392,282	281,493	370,334	673,775	574,244
EMEA	155,417	156,110	182,135	311,527	382,636
APAC	48,198	56,528	39,786	104,726	86,793

Total revenue	595,897	494,131	592,255	1,090,028	1,043,673
Cost of revenue:
AMERICAS	326,511	242,119	340,211	568,630	513,093
EMEA	154,455	156,845	198,394	311,300	355,103
APAC	41,431	49,919	34,356	91,350	67,661

Total cost of revenue	522,397	448,883	572,961	971,280	935,857
Gross margin	73,500	45,248	19,294	118,748	107,816
Operating expenses:
Research and development	14,104	16,726	15,255	30,830	28,901
Selling, general and administrative	62,480	76,194	90,856	138,674	167,035
Restructuring charges	47,599	3,046	13,308	50,645	13,308

Total operating expenses	124,183	95,966	119,419	220,149	209,244

Operating loss	(50,683)	(50,718)	(100,125)	(101,401)	(101,428)
Other income (expense):
Gain on change in equity interest in unconsolidated investee	—	—	322	—	322
Gain (loss) on mark-to-market derivatives	(9)	13	(97)	4	(141)
Interest and other income (expense), net	(23,971)	(19,044)	(25,098)	(43,015)	(48,821)

Other income (expense), net	(23,980)	(19,031)	(24,873)	(43,011)	(48,640)
Loss before income taxes and equity in earnings (loss) of unconsolidated investees	(74,663)	(69,749)	(124,998)	(144,412)	(150,068)
Provision for income taxes	(10,593)	(1,356)	(22,702)	(11,949)	(6,886)
Equity in earnings (loss) of unconsolidated investees	1,075	(3,425)	(172)	(2,350)	6,961

Net loss	$(84,181)	$(74,530)	$(147,872)	$(158,711)	$(149,993)

Net loss per share of common stock:
Net loss per share – basic	$(0.71)	$(0.67)	$(1.51)	$(1.38)	$(1.55)

Net loss per share – diluted	$(0.71)	$(0.67)	$(1.51)	$(1.38)	$(1.55)

Weighted-average shares:
- Basic	118,486	111,785	97,656	115,136	97,054
- Diluted	118,486	111,785	97,656	115,136	97,054

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1, 2012	Apr. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Jul. 3, 2011
Net loss	$(84,181)	$(74,530)	$(147,872)	$(158,711)	$(149,993)
Components of comprehensive loss:
Translation adjustment	(7,948)	5,998	(954)	(1,950)	(1,144)
Net unrealized gain (loss) on derivatives	(2,377)	(5,750)	54	(8,127)	(40,995)
Unrealized loss on investments	—	—	(355)	—	—
Income taxes	446	1,080	(8)	1,526	7,734

Net change in accumulated other comprehensive income (loss)	(9,879)	1,328	(1,263)	(8,551)	(34,405)

Total comprehensive loss	$(94,060)	$(73,202)	$(149,135)	$(167,262)	$(184,398)

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1, 2012	Apr. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Jul. 3, 2011
Cash flows from operating activities:
Net loss	$(84,181)	$(74,530)	$(147,872)	$(158,711)	$(149,993)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	11,367	12,541	12,817	23,908	25,980
Depreciation	29,291	29,071	27,967	58,362	53,664
Loss on retirement of property, plant and equipment	45,409			45,409	—
Amortization of other intangible assets	2,695	2,782	6,868	5,477	13,932
Loss on sale of investments	—	—	319	—	191
Loss (gain) on mark-to-market derivatives	9	(13)	97	(4)	141
Non-cash interest expense	8,247	7,099	7,007	15,346	14,332
Amortization of debt issuance costs	861	1,019	1,478	1,880	2,734
Amortization of promissory notes	—	—	2,062	—	3,352
Gain on change in equity interest in unconsolidated investee	—	—	(322)	—	(322)
Third-party inventories write-down	(176)	9,045	16,399	8,869	16,399
Project assets write-down related to change in European government incentives	—	—	16,053	—	16,053
Equity in (earnings) loss of unconsolidated investees	(1,075)	3,425	172	2,350	(6,961)
Deferred income taxes and other tax liabilities	4,969	(2,306)	87	2,663	(2,084)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	69,301	87,672	(49,165)	156,973	3,109
Costs and estimated earnings in excess of billings	(16,520)	2,784	(6,476)	(13,736)	(47,114)
Inventories	61,086	(74,176)	60,202	(13,090)	(102,997)
Project assets	(219)	(39,027)	(56,198)	(39,246)	(83,842)
Prepaid expenses and other assets	(81,692)	(96,165)	4,905	(177,857)	(9,328)
Advances to suppliers	(2,596)	(15,724)	(4,650)	(18,320)	(17,470)
Accounts payable and other accrued liabilities	(69,952)	9,523	26,352	(60,429)	(16)
Billings in excess of costs and estimated earnings	(24,502)	(665)	(23,751)	(25,167)	(2,480)
Customer advances	3,079	1,016	(224)	4,095	(7,812)

Net cash used in operating activities	(44,599)	(136,629)	(105,873)	(181,228)	(280,532)

Cash flows from investing activities:
Decrease in restricted cash and cash equivalents	7,677	43,944	35,421	51,621	30,693
Purchases of property, plant and equipment	(29,862)	(32,782)	(23,407)	(62,644)	(68,164)
Proceeds from sale of equipment to third-party	3	416	290	419	499
Proceeds from sales or maturities of available-for-sale securities	—	—	43,459	—	43,759
Cash received for sale of investment in joint ventures	—	17,403	—	17,403	—
Cash paid for investments in unconsolidated investees	(10,000)	—	(30,000)	(10,000)	(50,000)

Net cash provided by (used in) investing activities	(32,182)	28,981	25,763	(3,201)	(43,213)

Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	125,000	—	25,000	125,000	189,221
Proceeds from issuance of project loans, net of issuance costs	13,787	—	—	13,787	—
Proceeds from residential lease financing	8,247	—	—	8,247	—
Repayment of bank loans and other debt	(540)	(100,592)	(70,000)	(101,132)	(226,136)
Cash paid for repurchased convertible debt	—	(198,608)	—	(198,608)	—
Proceeds from private offering of common stock, net of issuance costs	—	163,681	—	163,681	—
Cash distributions to Parent in connection with the transfer of entities under common control	—	(178,290)	—	(178,290)	—
Proceeds from exercise of stock options	26	8	3,853	34	3,926
Purchases of stock for tax withholding obligations on vested restricted stock	(1,319)	(3,885)	(1,319)	(5,204)	(9,396)

Net cash provided by (used in) financing activities	145,201	(317,686)	(42,466)	(172,485)	(42,385)

Effect of exchange rate changes on cash and cash equivalents	(4,307)	1,853	506	(2,454)	6,500

Net increase (decrease) in cash and cash equivalents	64,113	(423,481)	(122,070)	(359,368)	(359,630)
Cash and cash equivalents at beginning of period	302,137	725,618	367,860	725,618	605,420

Cash and cash equivalents, end of period	$366,250	$302,137	$245,790	$366,250	$245,790

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$2,523	$0	$0	$2,523	$0
Property, plant and equipment acquisitions funded by liabilities	12,124	6,419	6,494	12,124	6,494
Non-cash interest expense capitalized and added to the cost of qualified assets	386	364	795	750	1,294
Issuance of warrants in connection with the Liquidity Support Agreement	—	50,327	—	50,327	—

(In thousands, except per share data)
	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1, 2012	Apr. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Apr. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Jul. 3, 2011
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$73,500	$45,248	$19,294	$118,748	$107,816	$98,041	$73,529	$73,853	$171,570	$165,625
Operating income (loss)	$(50,683)	$(50,718)	$(100,125)	$(101,401)	$(101,428)	$32,093	$(6,102)	$(4,090)	$25,991	$17,158
Net income (loss) per share of common stock:
- Basic	$(0.71)	$(0.67)	$(1.51)	$(1.38)	$(1.55)	$0.08	$(0.12)	$(0.19)	$(0.03)	$(0.04)
- Diluted	$(0.71)	$(0.67)	$(1.51)	$(1.38)	$(1.55)	$0.08	$(0.12)	$(0.19)	$(0.03)	$(0.04)

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower’s results of operations across different reporting periods on a consistent basis, independent of these items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower’s operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company’s current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

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Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets, stock-based compensation, charges on manufacturing step reduction program, certain losses due to change in European government incentives, acquisition and integration costs, and interest expense. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management’s internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets and promissory notes, stock-based compensation, charges on manufacturing step reduction program, restructuring charges, acquisition and integration costs, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management’s internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

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Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, independent of items including amortization of intangible assets and promissory notes, stock-based compensation, charges on manufacturing step reduction program, restructuring charges, acquisition and integration costs, certain losses due to change in European government incentives, interest expense, net gains (losses) on mark-to-market derivative instruments, sale of or change in our equity interest in unconsolidated investee, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

Included items

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Revenue and cost of revenue. The Company includes adjustments to Non-GAAP revenue and Non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S GAAP real estate accounting guidance. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

Excluded Items

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Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•

Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

•

Restructuring charges. In the fourth quarter of fiscal 2011, the Company approved a company-wide restructuring program (the December 2011 Restructuring Plan) in order to accelerate operating cost reduction and improve overall operating efficiency. In April 2012, as a result of continued cost reduction strategy, the Company approved a restructuring plan (the April 2012 Restructuring Plan) to consolidate its Philippine manufacturing operations into Fab 2 and begin repurposing Fab 1 in the second quarter of fiscal 2012. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company’s past operating performance.

•

Charges on manufacturing step reduction program. As part of its cost reduction roadmap, SunPower implemented a manufacturing step reduction program, which required the acceleration of depreciation on certain previously owned manufacturing equipment. The charges as a result of the acceleration of depreciation are excluded as they are non-cash in nature and not reflective of ongoing operating results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without such charges.

•

Acquisition and integration costs. SunPower excludes expenses such as legal, banking and other professional services incurred in connection with Total Gas & Power USA, SAS’s investment in SunPower as well as integration costs related to Tenesol acquisition. SunPower excludes such charges because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the investment made by Total and the acquisition of Tenesol and have no direct correlation to the operation of SunPower’s core businesses.

•

Amortization of promissory notes. Included in the total consideration for a prior acquisition completed on March 26, 2010 is $14 million in promissory notes to the acquiree’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•

Loss on change in European government incentives. On May 5, 2011, the Italian government announced a legislative decree which defined the revised feed-in-tariff (“FIT”) and the transition process effective June 1, 2011. The decree announced a decline in FIT and also set forth a limit on the construction of solar plants on agricultural land. Similarly, other European countries reduced government incentives for the solar market. Such changes had a materially negative effect on the market for solar systems in Europe and affected SunPower’s financial results as follows:

•

Restructuring. In response to reductions in European government incentives, which have had a significant impact on the global solar market, on June 13, 2011, SunPower’s Board of Directors approved a restructuring plan to realign its resources. As a result, SunPower recorded restructuring charges during fiscal 2011. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company’s past operating performance.

•

Write-down of project assets. Project assets consist primarily of capitalized costs relating to solar power system projects in various stages of development that we incur prior to the sale of the solar power system to a third party. These costs include costs for land and costs for developing and constructing a solar power system. The fair market value of these project assets declined due to SunPower’s inability to develop, commercialize and sell active projects within Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

•

Third-party inventory charges. Charges relate to the write-down of third-party inventory and costs associated with the termination of above-market third-party solar cell supply contracts as the decline in European government incentives, primarily in Italy, has driven down demand and average selling price in certain areas of Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

•

Loss on foreign currency derivatives. SunPower has an active hedging program designed to reduce its exposure to movements in foreign currency exchange rates. As a part of this program, SunPower designates certain derivative transactions as effective cash flow hedges of anticipated foreign currency revenues and records the effective portion of changes in the fair value of such transactions in accumulated other comprehensive income (loss) until the anticipated revenues have occurred, at which point the associated income or loss would be recognized in revenue. In the first quarter of fiscal 2011, in connection with the decline in forecasted revenue surrounding the change in the Italian FIT, SunPower reclassified an amount held in accumulated other comprehensive income (loss) to other income (expense), net for certain previously anticipated transactions which did not occur or were now probable not to occur. SunPower excludes this item as it is not reflective of ongoing operating results and excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without such transactions.

•

Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the Company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

•

Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. As of December 23, 2010, the warrant transactions were amended to be share-settled rather than cash-settled, therefore, the warrant transactions are not subject to mark-to-market accounting treatment subsequent to December 23, 2010. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised, or from April 1, 2010 through April 5, 2010. SunPower excluded the net gain (loss) relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

•

Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd (“Woongjin Energy”) completed its initial public offering and the sale of 15.9 million new shares of common stock. In the second quarter of 2011, Woongjin Energy issued additional equity to other investors. SunPower did not participate in these common stock issuances by Woongjin Energy. As a result of the new common stock issuances by Woongjin Energy, SunPower’s percentage equity interest in Woongjin Energy decreased and SunPower recognized a non-cash gain in both the second quarter of 2011 and 2010, representing the excess of the price over SunPower’s per share carrying value of its shares. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of its ongoing financial results. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without non-cash income from a gain on change in its equity interest in unconsolidated investees.

•

Gain on sale of equity interest in unconsolidated investee. As noted in the “Gain on change in equity interest in unconsolidated investee” section above, SunPower previously excluded certain non-cash gains from its non-GAAP results. During the first quarter of 2012, SunPower sold its equity interests in Woongjin Energy. As the gain on sale was now realized in cash, SunPower recognized an incremental gain on sale in its non-GAAP results based on the cumulative amount of gains previously excluded from non-GAAP results and the proportional amount of equity interests sold.

•

Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. Beginning in the first quarter of 2012, the Company’s non-GAAP tax amount is based on estimated cash tax expense and reserves. This approach is designed to enhance the ability of investors to understand the Company’s tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. Non-GAAP tax amounts for periods prior to fiscal 2012 have not been adjusted to reflect this new methodology.

For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of GAAP Measures to Non-GAAP Measures” set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						SIX MONTHS ENDED
	Jul. 1, 2012		Apr. 1, 2012		Jul. 3, 2011		Jul. 1, 2012		Jul. 3, 2011
GAAP AMERICAS revenue	$392,282		$281,493		$370,334		$673,775		$574,244
Utility and power plant projects	54,824		86,203		—		141,027		—

Non-GAAP AMERICAS revenue	$447,106		$367,696		$370,334		$814,802		$574,244

GAAP EMEA revenue	$155,417		$156,110		$182,135		$311,527		$382,636
Change in European government incentives	—		(193)		—		(193)		—

Non-GAAP EMEA revenue	$155,417		$155,917		$182,135		$311,334		$382,636

GAAP total revenue	$595,897		$494,131		$592,255		$1,090,028		$1,043,673
Utility and power plant projects	54,824		86,203		—		141,027		—
Change in European government incentives	—		(193)		—		(193)		—

Non-GAAP total revenue	$650,721		$580,141		$592,255		$1,230,862		$1,043,673

GAAP AMERICAS gross margin	$65,771	16.8%	$39,374	14.0%	$30,123	8.1%	$105,145	15.6%	$61,151	10.6%
Utility and power plant projects	14,926		15,758		—		30,684		—
Amortization of intangible assets	42		41		46		83		320
Stock-based compensation expense	2,025		1,129		2,458		3,154		3,062
Acquisition and integration costs	7		4		—		11		—
Change in European government incentives	(263)		4,292		17,379		4,029		17,379
Charges on manufacturing step reduction program	2,470		—		—		2,470		—
Non-cash interest expense	205		218		431		423		846

Non-GAAP AMERICAS gross margin	$85,183	19.1%	$60,816	16.5%	$50,437	13.6%	$145,999	17.9%	$82,758	14.4%

GAAP EMEA gross margin	$962	0.6%	$(735)	-0.5%	$(16,259)	-8.9%	$227	0.1%	$27,533	7.2%
Amortization of intangible assets	782		808		21		1,590		42
Stock-based compensation expense	1,398		965		2,346		2,363		3,538
Acquisition and integration costs	5		—		—		5		—
Change in European government incentives	(109)		3,280		29,125		3,171		29,125
Charges on manufacturing step reduction program	1,648		—		—		1,648		—
Non-cash interest expense	137		176		276		313		787

Non-GAAP EMEA gross margin	$4,823	3.1%	$4,494	2.9%	$15,509	8.5%	$9,317	3.0%	$61,025	15.9%

GAAP APAC gross margin	$6,767	14.0%	$6,609	11.7%	$5,430	13.6%	$13,376	12.8%	$19,132	22.0%
Amortization of intangible assets	—		—		—		—		—
Stock-based compensation expense	492		265		469		757		594
Acquisition and integration costs	2		—		—		2		—
Change in European government incentives	196		1,280		1,959		1,476		1,959
Charges on manufacturing step reduction program	534		—		—		534		—
Non-cash interest expense	44		65		49		109		157

Non-GAAP APAC gross margin	$8,035	16.7%	$8,219	14.5%	$7,907	19.9%	$16,254	15.5%	$21,842	25.2%

GAAP total gross margin	$73,500	12.3%	$45,248	9.2%	$19,294	3.3%	$118,748	10.9%	$107,816	10.3%
Utility and power plant projects	14,926		15,758		—		30,684		—
Amortization of intangible assets	824		849		67		1,673		362
Stock-based compensation expense	3,915		2,359		5,273		6,274		7,194
Acquisition and integration costs	14		4		—		18		—
Change in European government incentives	(176)		8,852		48,463		8,676		48,463
Charges on manufacturing step reduction program	4,652		—		—		4,652		—
Non-cash interest expense	386		459		756		845		1,790

Non-GAAP total gross margin	$98,041	15.1%	$73,529	12.7%	$73,853	12.5%	$171,570	13.9%	$165,625	15.9%

GAAP operating expenses	$124,183		$95,966		$119,419		$220,149		$209,244
Amortization of intangible assets	(1,871)		(1,933)		(6,801)		(3,804)		(13,570)
Stock-based compensation expense	(7,452)		(10,182)		(7,544)		(17,634)		(18,786)
December 2011 Restructuring Plan	(3,064)		(2,924)		—		(5,988)		—
Acquisition and integration costs	(1,288)		(1,148)		(13,123)		(2,436)		(13,123)
Amortization of promissory notes	—		—		(2,062)		—		(3,352)
Change in European government incentives	37		(122)		(11,944)		(85)		(11,944)
April 2012 Restructuring Plan	(44,572)		—		—		(44,572)		—
Non-cash interest expense	(25)		(26)		(2)		(51)		(2)

Non-GAAP operating expenses	$65,948		$79,631		$77,943		$145,579		$148,467

GAAP operating income (loss)	$(50,683)		$(50,718)		$(100,125)		$(101,401)		$(101,428)
Utility and power plant projects	14,926		15,758		—		30,684		—
December 2011 Restructuring Plan	3,064		2,924		—		5,988		—
Amortization of intangible assets	2,695		2,782		6,868		5,477		13,932
Stock-based compensation expense	11,367		12,541		12,817		23,908		25,980
Acquisition and integration costs	1,302		1,152		13,123		2,454		13,123
Amortization of promissory notes	—		—		2,062		—		3,352
Change in European government incentives	(213)		8,974		60,407		8,761		60,407
April 2012 Restructuring Plan	44,572		—		—		44,572		—
Charges on manufacturing step reduction program	4,652		—		—		4,652		—
Non-cash interest expense	411		485		758		896		1,792

Non-GAAP operating income (loss)	$32,093		$(6,102)		$(4,090)		$25,991		$17,158

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1, 2012	Apr. 1, 2012	Jul. 3, 2011	Jul. 1, 2012	Jul. 3, 2011
Basic:
GAAP net income (loss) per share	$(0.71)	$(0.67)	$(1.51)	$(1.38)	$(1.55)
Reconciling items:
Utility and power plant projects	0.12	0.15	—	0.27	—
December 2011 Restructuring Plan	0.02	0.03	—	0.05	—
Amortization of intangible assets	0.02	0.02	0.07	0.05	0.14
Stock-based compensation expense	0.10	0.11	0.13	0.21	0.27
Acquisition and integration costs	0.01	0.01	0.13	0.02	0.14
Amortization of promissory notes	—	—	0.02	—	0.03
Loss on change in European government incentives	—	0.09	0.62	0.08	0.67
April 2012 Restructuring Plan	0.38	—	—	0.39	—
Charges on manufacturing step reduction program	0.04	—	—	0.04	—
Non-cash interest expense	0.07	0.06	0.07	0.13	0.15
Mark-to-market derivatives	—	—	—	—	0.00
Gain on sale of equity interest in unconsolidated investee	—	0.02	—	0.02	—
Tax effect	0.03	0.06	0.28	0.09	0.11

Non-GAAP net income (loss) per share	$0.08	$(0.12)	$(0.19)	$(0.03)	$(0.04)

Diluted:
GAAP net income (loss) per share	$(0.71)	$(0.67)	$(1.51)	$(1.38)	$(1.55)
Reconciling items:
Utility and power plant project	0.12	0.15	—	0.27	—
December 2011 Restructuring Plan	0.02	0.03	—	0.05	—
Amortization of intangible assets	0.02	0.02	0.07	0.05	0.14
Stock-based compensation expense	0.10	0.11	0.13	0.21	0.27
Acquisition and integration costs	0.01	0.01	0.13	0.02	0.14
Amortization of promissory notes	—	—	0.02	—	0.03
Loss on change in European government incentives	—	0.09	0.62	0.08	0.67
April 2012 Restructuring Plan	0.38	—	—	0.39	—
Charges on manufacturing step reduction program	0.04	—	—	0.04	—
Non-cash interest expense	0.07	0.06	0.07	0.13	0.15
Mark-to-market derivatives	—	—	—	—	—
Gain on sale of equity interest in unconsolidated investee	—	0.02	—	0.02	—
Tax effect	0.03	0.06	0.28	0.09	0.11

Non-GAAP net income (loss) per share	$0.08	$(0.12)	$(0.19)	$(0.03)	$(0.04)

Weighted-average shares:
GAAP net income (loss) per share:
- Basic	118,486	111,785	97,656	115,136	97,054
- Diluted	118,486	111,785	97,656	115,136	97,054
Non-GAAP net income (loss) per share:
- Basic	118,486	111,785	97,656	115,136	97,054
- Diluted	118,915	111,785	97,656	115,136	97,054

Q3 2012 GUIDANCE (in thousands except per share data)	Q3 2012	Fiscal 2012
Revenue (GAAP)	$545,000-$620,000	$2,400,000-$2,600,000
Revenue (non-GAAP)	$550,000-$625,000 (a)	$2,600,000-$2,800,000 (a)
Gross margin (GAAP)	8%-10%	N/A
Gross margin (non-GAAP)	10%-12% (b)	N/A
Net loss per diluted share (GAAP)	($0.25)-($0.10)	N/A
Net loss per diluted share (non-GAAP)	($0.20)-($0.05) (c)	N/A

(a)	Estimated non-GAAP amounts above include an adjustment of approximately $5 million and $200 million of the estimated revenue for utility and power plant projects for Q3 2012 and fiscal 2012, respectively.
(b)	Estimated non-GAAP amounts above for Q3 2012 reflect adjustments that include the gross margin of approximately $3 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude charges on manufacturing step reduction program of approximately $8 million, estimated stock-based compensation expense of approximately $3 million, amortization of intangible assets of approximately $1 million, and estimated non-cash interest expense of approximately $1 million.
(c)	Estimated non-GAAP amounts above for Q3 2012 reflect adjustments that include the gross margin of approximately $3 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude charges on manufacturing step reduction program of approximately $8 million, estimated stock-based compensation expense of approximately $9 million, estimated non-cash interest expense of approximately $9 million, estimated acquisition and integration costs of approximately $2 million, amortization of intangible assets of approximately $3 million, gain on share lending arrangement as a result of a claim settlement of approximately $51 million, and the related tax effects of these non-GAAP adjustments.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA

(In thousands)

THREE MONTHS ENDED

	July 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$54,824	$—	$—	$(39,898)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	42	782	—	—	1,871	—	—	—
Stock-based compensation expense	—	—	—	2,025	1,398	492	1,095	6,357	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	3,064	—	—
Acquisition and integration costs	—	—	—	7	5	2	—	1,288	—	—	—
Change in European government incentives	—	—	—	(263)	(109)	196	—	—	(37)	—	—
April 2012 Restructuring Plan	—	—	—	—	—	—	—	—	44,572	—	—
Charges on manufacturing step reduction program	—	—	—	2,470	1,648	534	—	—	—	—	—
Non-cash interest expense	—	—	—	205	137	44	3	22	—	7,836	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	9	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,315

	$54,824	$—	$—	$(35,412)	$3,861	$1,268	$1,098	$9,538	$47,599	$7,845	$3,315

	April 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant project	$86,203	$—	$—	$(70,445)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	41	808	—	—	1,933	—	—	—
Stock-based compensation expense	—	—	—	1,129	965	265	1,780	8,402	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	2,924	—	—
Acquisition and integration costs	—	—	—	4	—	—	—	1,148	—	—	—
Change in European government incentives	—	(193)	—	4,292	3,473	1,280	—	—	122	—	—
Non-cash interest expense	—	—	—	218	176	65	3	23	—	6,614	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(13)	—
Loss on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	2,753	—
Tax effect	—	—	—	—	—	—	—	—	—	—	7,108

	$86,203	$(193)	$—	$(64,761)	$5,422	$1,610	$1,783	$11,506	$3,046	$9,354	$7,108

	July 3, 2011
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Amortization of intangible assets	$—	$—	$—	$46	$21	$—	$—	$6,801	$—	$—	$—
Stock-based compensation expense	—	—	—	2,458	2,346	469	1,735	5,809	—	—	—
Acquisition and integration costs	—	—	—	—	—	—	—	13,123	—	—	—
Amortization of promissory notes	—	—	—	—	—	—	—	698	1,364	—	—
Loss on change in European government incentives	—	—	—	17,379	29,125	1,959	—	—	11,944		—
Non-cash interest expense	—	—	—	431	276	49	—	2	—	6,249	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	97	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	(322)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	27,416

	$—	$—	$—	$20,314	$31,768	$2,477	$1,735	$26,433	$13,308	$6,024	$27,416

SIX MONTHS ENDED

	July 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$141,027	$—	$—	$(110,343)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	83	1,590	—	—	3,804	—	—	—
Stock-based compensation expense	—	—	—	3,154	2,363	757	2,875	14,759	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	5,988	—	—
Acquisition and integration costs	—	—	—	11	5	2	—	2,436	—	—	—
Change in European government incentives	—	(193)	—	4,029	3,364	1,476	—	—	85	—	—
Restructuring Plan on Fab 1 Consolidation	—	—	—	—	—	—	—	—	44,572	—	—
Charges on manufacturing Step Reduction Program	—	—	—	2,470	1,648	534	—	—	—	—	—
Non-cash interest expense	—	—	—	423	313	109	6	45	—	14,450	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(4)	—
Loss on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	2,753	—
Tax effect	—	—	—	—	—	—	—	—	—	—	10,423

	$141,027	$(193)	$—	$(100,173)	$9,283	$2,878	$2,881	$21,044	$50,645	$17,199	$10,423

	July 3, 2011
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Amortization of intangible assets	$—	$—	$—	$320	$42	$—	$—	$13,570	$—	$—	$—
Stock-based compensation expense	—	—	—	3,062	3,538	594	3,504	15,282	—	—	—
Acquisition and integration costs	—	—	—	—	—	—	—	13,123	—	—	—
Amortization of promissory notes	—	—	—	—	—	—	—	1,988	1,364	—	—
Loss on change in European government incentives	—	—	—	17,379	29,125	1,959	—	—	11,944	4,672	—
Non-cash interest expense	—	—	—	846	787	157	—	2	—	12,540	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	141	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	(322)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	10,381

	$—	$—	$—	$21,607	$33,492	$2,710	$3,504	$43,965	$13,308	$17,031	$10,381